PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
AUGUST 31, 1999 TO                            relates to Registration Statement
PROSPECTUS DATED                              No. 33-57302-02 and the
JANUARY 26, 1993                              Prospectus dated January 26, 1993


                        SECURITIES AND EXCHANGE COMMISSION
                              450 Fifth Street, N.W.
                              Washington, D.C. 20549


                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 15, 1999


                            DISCOVER CARD TRUST 1993 B
                            --------------------------
              (Exact name of Registrant as specified in its charter)


Delaware                            0-21506               Not Applicable
--------                            -------               --------------
(State of                           (Commission            (IRS Employer
organization)                       File Number)     Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                          19720
-------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826

                                  Not Applicable
                                  --------------
                  (Former address, if changed since last report)




                              Page 1 of 14
                     Index to Exhibits is on page 4

Item 5.  Other Events

On September 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of August 1999, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

 (c) Exhibits


Exhibit No.       Description
-----------       -----------
21                Monthly Certificateholders' Statement for Discover Card Trust
                  1993 B related to the Due Period ending August 31, 1999.

                                    SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                            DISCOVER CARD TRUST 1993 B
                                   (Registrant)

                   By: DISCOVER RECEIVABLES FINANCING
                       GROUP, INC.
                       as originator of the Trust


                By: Richard W. York
                    ----------------------------------
                    Richard W. York
                    Vice President


Date:  September 15, 1999

                                   EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
21                Monthly Certificateholders' Statement for Discover Card Trust
                  1993 B related to the Due Period ending August 31, 1999.